UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2018

HotApp Blockchain Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-194748	47-4742558
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(301) 971-3940
N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Sanjib Kalita to the Board of Directors.

On February 20, 2018, HotApp Blockchain Inc. (the “Company”) appointed Sanjib Kalita as a member of the Company’s Board of Directors. Mr. Kalita is presently the Chief Executive Officer of the Guppy Group, a next generation credit bureau built on blockchain technology. Mr. Kalita has held this position since June of 2016. In addition, since April of 2013 Mr. Kalita has worked for and helped build Money 20/20, a leading fintech industry event focusing on disruptive technology in financial technology and payments. His positions at Money 20/20 have included Knowledge Director (from April of 2013 until December of 2014), Head of Marketing (from January of 2015 until August of 2016) and Chief Marketing Officer (since August of 2016). He is also an advisor to multiple startups including MPOWER Financing, an alternative lender for international students studying in the USA, and Impact Analytics, which provides advanced analytics and data services for the retail industry. Mr. Kalita is also a Member of the Advisory Board to the SXSW Accelerator. Previously, Mr. Kalita served in business development for Google Wallet from April 2012 to April 2013. Prior to that position, Mr. Kalita was involved with several successful startups including TxVia, a payment platform building technology company acquired by Google in 2012, and Irynsoft, a mobile education app company. Mr. Kalita has also worked for Intel and Citibank. Mr. Kalita has an M.B.A. from the Kellogg School of Management, as well as a B.S. and M.Eng. from Cornell University where he majored in Electrical Engineering.

There were no arrangements or understandings between Mr. Kalita and any other persons pursuant to which Mr. Kalita was elected as a director.  In addition, at this time, the Company has not appointed Mr. Kalita to any committees nor has it made any determination to appoint Mr. Kalita director to any committee. Mr. Kalita’s compensation for serving as a member of the Board has not yet been fixed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HotApp Blockchain Inc.

Date: February 23, 2018	By:	/s/ Conn Flanigan
Name: Conn Flanigan
Title: Secretary and Director